UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 9, 2005

                         Callisto Pharmaceuticals, Inc.
             (Exact name of registrant as specified in its charter)


Delaware                              001-32325             13-3894575
(State or other jurisdiction          (Commission           IRS Employer
of incorporation or organization)     File Number)          Identification No.)

                        420 Lexington Avenue, Suite 1609
                            New York, New York 10170
                    (Address of principal executive offices)

Registrant's telephone number, including area code: (212) 297-0010

          (Former name or former address, if changed since last report)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     The information required to be disclosed in this Item 1.01 is incorporated herein by reference from Item 3.02.

 ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.


     On March 9, 2005, Callisto Pharmaceuticals, Inc. (the "Company") closed a private placement of 1,985,791 shares of common stock to certain current institutional investors and certain members of management (the "Investors"). The shares were sold pursuant to a Common Stock Purchase Agreement dated as of March 8, 2005 between the Company and the Investors (the "Common Stock Purchase Agreement"). The shares were sold at a price of $1.52 per share for aggregate proceeds of approximately $3.02 million.

     In connection with the offer and sale of securities to the Investors, the Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 promulgated thereunder. The Company believes that the Investors are "accredited investors", as such term is defined in Rule 501(a) promulgated under the Securities Act.

     Panetta Partners, Ltd., a limited partnership of which Gabriele M. Cerrone, the Company's Chairman of the Board is the sole managing partner purchased 25,000 shares in the private placement. In such capacity, he exercises voting and dispositive control over shares owned by Panetta in which he has no pecuniary interest. Panetta is also a principal stockholder of the Company. In addition, Gary S. Jacob, the Company's Chief Executive Officer, purchased 16,448 shares in the private placement and Christoph Bruening, a director of the Company, purchased 20,000 shares in the private placement. Each did so at the specific request of the institutional investors. The Company's audit committee determined that the participation by such members of management did not constitute a conflict of interest under the Company's current Code of Business Conduct and Ethics.

     Pursuant to the Common Stock Purchase Agreement, the Company has agreed to file, within 30 days after the closing, a registration statement covering the resale of the shares of common stock sold to the Investors A copy of the Common Stock Purchase Agreement filed herewith as Exhibit 10.1 is incorporated herein by reference.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.

          10.1    Form of Common Stock  Purchase  Agreement  dated March 8, 2005
                  between  Callisto   Pharmaceuticals,  Inc. and  the  investors
                  listed on Exhibit A thereto.

          99.1    Press Release dated March 10, 2005.

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


                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   March 15, 2005


                                            CALLISTO PHARMACEUTICALS, INC.



                                            By: /s/ Gary S. Jacob
                                                ---------------------
                                                Gary S. Jacob, Ph.D.
                                                Chief Executive Officer


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